Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

as of December 31, 2010

Subsidiaries		State or Jurisdiction of Organization

Pioneer Natural Resources USA, Inc.		Delaware
DMLP CO.		Delaware
Long Canyon Gas Company, LLC	(75.4%)	Colorado
Lorencito Gas Gathering, LLC	(85%)	Colorado
Mesa Environmental Ventures Co.		Delaware
Petroleum South Cape (Pty) Ltd.		South Africa
Pioneer JDZ Limited		Nigeria
Pioneer Natural Gas Company		Texas
Pioneer Natural Resources Alaska, Inc.		Delaware
Pioneer Natural Resources Algeria Limited		Cayman Islands
Pioneer Natural Resources Anaguid Ltd.		Cayman Islands
Pioneer Natural Resources Foundation		Texas
Pioneer Natural Resources GP LLC		Delaware
Pioneer Natural Resources Midstream Holding LLC		Delaware
Pioneer Natural Resources Morocco Limited		Cayman Islands
Pioneer Natural Resources South Africa (Pty) Limited		South Africa
Pioneer Natural Resources (Tierra Del Fuego) S.R.L.		Argentina
Pioneer Natural Resources Tunisia Ltd.		Cayman Islands
Pioneer Natural Resources UK Limited		England
Pioneer Natural Resources West Africa Limited		Cayman Islands
Pioneer Natural Resources Equatorial Guinea Limited		Cayman Islands
Pioneer Nigeria Deepwater Limited		Nigeria
Pioneer Resources Africa Limited		Cayman Islands
Pioneer Natural Resources Nigeria Ltd.		Cayman Islands
Pioneer NR Nigeria (256) Limited		Nigeria
Pioneer Resources Gabon Limited		Bahamas
Pioneer Southwest Energy Partners L.P.	(61.9%)	Delaware
Pioneer Southwest Energy Partners USA LLC		Delaware
PSE Finance Corporation		Delaware
Pioneer Uravan, Inc.		Texas
Sendero Holding Company, LLC		Delaware
Sendero Drilling Company, LLC	(98.34699%)	Delaware
Westpan Limited NGL LLC		Texas
Westpan Limited Resources LLC		Texas
Pioneer International Resources Company		Delaware
LF Holding Company LDC		Cayman Islands
Parker & Parsley Argentina, Inc.		Delaware
TDF Holding Company LDC		Cayman Islands
Pioneer Shelf Properties Incorporated		Delaware

Partnerships in which Pioneer Natural Resources USA, Inc. is the managing general partner:
Parker & Parsley 87-A Conv., Ltd.		Texas
Parker & Parsley Private Investment 88 L.P.		Delaware
Parker & Parsley Private Investment 89, L.P.		Delaware
Parker & Parsley 90 Spraberry Private Development, L.P.		Delaware
Midkiff Development Drilling Program, Ltd.		Texas

Notes:

1.	Indented names are subsidiaries of subsidiaries.
2.	Inclusion in the list is not a representation that the subsidiary is a significant subsidiary.
3.	Except as noted, the voting shares of all subsidiaries are 100% owned by Pioneer Natural Resources Company or its subsidiaries.